                                                                    Exhibit 99.2

                             JOINT FILER INFORMATION

        Item                            Information

Name:                  Wells Fargo Municipal Capital Strategies, LLC

Address:               375 Park Avenue
                       New York, New York 10152

Date of Event          June 10, 2016
Requiring Statement
(Month/Day/Year):

Issuer Name and        Nuveen California Dividend Advantage Municipal Fund (NAC)
Ticker or Trading
Symbol:

Relationship of        10% Owner
Reporting Person(s)
to Issuer:

If Amendment, Date     Not Applicable
Original Filed
(Month/Day/Year):

Individual or Joint/   Form filed by More than One Reporting Person
Group Filing:

Signature:             WELLS FARGO MUNICIPAL CAPITAL STRATEGIES, LLC

                          By: / s / Adam Joseph
                              -----------------
                          Name: Adam Joseph
                          Title: President
                          Date: June 15, 2016